As filed with the Securities and Exchange Commission on June   ,  1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Michigan                                      38-1688835
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification Number)


                              101 North Pine River
                             Ithaca, Michigan 48847
                                 (517) 875-4144
               (Address, including zip code, and telephone number,
        including area code, or registrant's principal executive offices)

                                Jeffrey S. Barker
                      President and Chief Executive Officer
                    Commercial National Financial Corporation
                              101 North Pine River
                             Ithaca, Michigan 48847
                                 (517) 875-4144
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


==========================================================================================
                        CALCULATION OF REGISTRATION FEE
==========================================================================================
                                          Proposed          Proposed
Title of each class        Amount          Maximum           Maximum           Amount of
  of Securities            to be        Offering Price      Aggregate        Registration
to be Registration       Registered        Per Unit       Offering Price          Fee

------------------------------------------------------------------------------------------
Common Shares            50,000 (1)        $38.50(2)      $1,925,000(2)       $535.15(2)

------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.
(2) Estimated based on the average price of the common stock on June 24, 1999, pursuant to Section 6(b) and in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                               COMMERCIAL NATIONAL
                              FINANCIAL CORPORATION

PROSPECTUS

                           DIVIDEND REINVESTMENT PLAN


                        OFFERING UP TO 120,000 SHARES OF
                         COMMON STOCK, WITHOUT PAR VALUE


         The Dividend Reinvestment Plan (the "Plan") of Commercial National Financial Corporation (the "Corporation") provides holders of the Corporation's Common Stock, without par value ("Common Stock"), with a convenient method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock without payment of any brokerage commission or service charge.

         The shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market, at the Corporation's option. The Plan currently provides that shares purchased for participants with reinvested dividends will be purchased at ninety-five percent (95%) of the fair market value determined as provided in the Plan. The Corporation, however, reserves the right to modify the pricing or any other provision of the Plan at any time. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements, and other factors.

         Shareholders enrolled in the Plan will continue to be enrolled unless they notify Commercial Bank, Agent for the Plan, that they wish to withdraw from participation (see "Description of the Plan"). Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, by check or direct deposit in the usual manner.

         This Prospectus relates to shares of Common Stock of the Corporation registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

                                 ---------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COM-
                 MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                                 ---------------

             THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR
               A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECU-
                 RITIES OFFERED BY THIS PROSPECTUS IN ANY JURIS-
                  DICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL
                    TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                  The date of this Prospectus is June 30, 1999.

         No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date of this Prospectus.


                              AVAILABLE INFORMATION

         The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be read and copied, at the Commission's Public Reference Room located at 450 5th Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is http://www.sec.gov.

         The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any or all of the documents described under the caption "Incorporation of Certain Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to COMMERCIAL NATIONAL FINANCIAL CORPORATION, 101 North Pine River, Ithaca, Michigan 48847,
(517) 875-4144.

                   COMMERCIAL NATIONAL FINANCIAL CORPORATION


         Commercial National Financial Corporation is a bank holding company, owning all of the outstanding stock of Commercial Bank of Ithaca, Michigan.

         The Corporation was incorporated under the laws of the State of Michigan in 1987 for the purpose of becoming a bank holding company by acquiring Commercial Bank (f/k/a Commercial National Bank). The Corporation's offices are located at 101 North Pine River, Ithaca, Michigan 48847, and its telephone number is (517) 875-4144.

         Aside from the stock of its subsidiary bank, the Corporation has no substantial assets. The Company's income depends upon management fees, interest charges, and dividends received from its subsidiary bank, which are limited by applicable state and federal regulations.

         As a bank holding company, the Corporation has broader corporate powers than its subsidiary bank. These broader corporate powers principally include the power to engage in certain nonbanking businesses closely related to banking, to own the capital stock of banks located in Michigan, and to own the capital stock of business corporations which are not banks, located either within Michigan or outside of Michigan, all subject, however, to the provisions of the Bank Holding Company Act of 1956, as amended, and regulations of the Board of Governors of the Federal Reserve System.


                                 USE OF PROCEEDS

         The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of authorized but unissued shares of Common Stock pursuant to the Plan, when and as received, to increase the Corporation's capital and for other general corporate purposes. The net proceeds from the sale of shares of Common Stock purchased in the open market pursuant to the Plan will be applied to the purchase price and expenses of acquiring such shares in the market.

                             DESCRIPTION OF THE PLAN

         The following is a question and answer statement of the provisions of the Plan.


         1.     What is the purpose of the Plan?

                The purpose of the Plan is to provide holders of record of shares of the Common Stock of the Corporation with a convenient and economical method of investing cash dividends in additional shares of Common Stock, so long as such additional shares are being made available by the Corporation, or, if additional shares are not being made so available, in shares of Common Stock purchased in the open market without payment of any brokerage commission or service charge. Shares of Common Stock purchased from the Corporation's treasury or authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market. As used herein, the term "additional shares" includes authorized but unissued shares.


         2.     What are the advantages of the Plan?

                Participants in the Plan may have cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock at a five percent (5%) discount from the current market value of the Common Stock (as determined under the Plan) and without paying any brokerage commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, are credited to participants' accounts. Participants can avoid the inconvenience and expense of safekeeping certificates for shares credited to their accounts under the Plan (see Question 17). Quarterly statements of accounts are furnished to participants to provide simplified rccordkeeping.


         3.     Who administers the Plan for participants?

                Commercial Bank (the "Agent"), a wholly owned subsidiary of the Corporation, administers the Plan for participants, keeps records, sends quarterly statements of account to participants and performs other duties relating to the Plan (see Question 29). Shares of Common Stock purchased under the Plan are registered in the name of the Agent (or its nominee), as agent, and credited to the accounts of the respective participants.

         4.     Who is eligible to participate?

                All holders of record of shares of Common Stock are eligible to participate in the Plan, except as described below. Although shares purchased with reinvested dividends are registered in the name of the Agent (see Question
3), shareholders will continue to hold those shares currently held by them in their own names and should not transfer such shares to the Agent. The Corporation reserves the right to exclude participation by shareholders who reside in jurisdictions, other than Michigan, having laws or regulations that impose conditions which the Corporation finds unacceptable to its making the Plan available in such jurisdictions or who fail to provide documentation acceptable to the Corporation of their state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders who live in some states other than Michigan or in countries other than the United States. A holder of record who wishes to participate in the Plan must certify the holder's state or country (if other than the United States) of residence in the Authorization Form and undertake to notify the Agent if such state or country of residence changes (see Question 9). Upon receipt of the Authorization Form, the Agent will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the holder resides.


         5. Can a beneficial owner who is not a holder of record participate in the Plan?

                In order to be eligible to participate fully in the Plan, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) must become shareholders of record by having shares transferred into their own names. Beneficial owners interested in participating in the Plan indirectly through brokers or nominee shareholders should contact their brokers or nominee shareholders to determine whether such indirect participation is available to them. The broker or nominee must certify the beneficial owner's state or country (if other than the United States) of residence in the Authorization Form and undertake to promptly notify the Agent of any changes in such state or country of residence (see Question 9). Upon receipt of the Authorization Form, the Agent will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the beneficial owner resides.


         6.     How does a shareholder participate?

                A holder of record of shares of Common Stock may join the Plan at any time by completing and signing an Authorization Form and returning it to the Agent. An Authorization Form may be obtained by written request to the Agent (see Question 29).


         7.     When will investment of dividends start?

                The record dates for the payments of dividends with respect to the Corporation's Common Stock are chosen from time to time by the Board of Directors of the Corporation and are customarily in the months of March, June, September and December of each year. If the Authorization Form is received by the Agent before the record date for determining the holders of shares entitled to the next dividend, the reinvestment of dividends will commence with the next dividend. If the Authorization Form is received on or after such record date, the reinvestment of dividends will not start until payment of the ensuing dividend. The Authorization Form must be forwarded so that it will be received prior to the first day of the record date month in which you desire to commence participation.

                Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.


         8. Are shareholders enrolled in the Plan required to send in a new Authorization Form annually?

                No. Shareholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the participant moves to a state or country where the Plan is not available or gives notice to the Agent in writing that the participant wishes to withdraw from participation. (See the answers to Questions 21 and 22 for information concerning withdrawal from the Plan.)


         9.     What does the Authorization Form provide?

                The Authorization Form directs the Agent to apply all of the participating shareholder's cash dividends on all shares of Common Stock of the Corporation registered in the participant's own name, as well as on all shares credited to the participant's account under the Plan, to the purchase of shares of Common Stock under the Plan.

                The Authorization Form also requires the holder of record, broker or nominee to indicate the state or country (if other than the United States) of residence of the beneficial owner and to promptly notify the Agent if such state or country of residence changes.


         10. May a participant elect to make optional cash payments under the Plan?

                No. Participation in the Plan is limited to shareholders who complete the Authorization Form directing the Agent to apply all dividends on Common Stock held of record by them to the purchase of shares of Common Stock under the Plan. A shareholder may not make optional cash payments under the Plan.


         11. Are there any expenses to participants in connection with purchases under the Plan?

                There are no brokerage fees or service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Corporation. However, if a participant requests the Agent to sell the participant's shares in the event of the participant's withdrawal from the Plan, the participant may be required to pay a brokerage commission, a service charge and any transfer tax (see Question
21).


         12.    How will shares be purchased under the Plan?

                Cash dividends will be invested on each dividend payment date for the Common Stock (generally during the months of March, June, September and December of each year). To the extent the Corporation is making additional shares of Common Stock available for purchase under the Plan in respect of any dividend payment date, the Agent will purchase such additional shares of Common Stock from the Corporation. To the extent the Corporation is not then making additional shares available for purchase under the Plan, the Agent will purchase shares of Common Stock in the open market. The Corporation reserves the right, in its sole discretion, to cease or resume making additional shares of Common Stock available for such purposes at any time and from time to time.

                If the Corporation determines not to make additional shares of Common Stock available for purchase under the Plan and in the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of Common Stock, the Agent is not accountable for its inability to make purchases at such time. If additional or other shares of Common Stock are not available for purchase for a period longer than 90 days, the Agent will promptly mail to each participant a check in the amount of any unapplied funds in the participant's account.


         13.    What will be the price of shares purchased under the Plan?

                The price of Common Stock purchased with reinvested dividends for Plan participants will be ninety-five percent (95%) of the Market value of the Common Stock on the date immediately preceding the dividend payment date. There is no established market for the Common Stock, and no published information with respect to its Market value. "Market value" is defined as the mean between the bid and asked prices obtained from an independent broker for the date immediately preceding the dividend payment date, or for the last preceding date (within 30 days) for which such information is available.

                If such information is not available, Market value is defined as the weighted average price of all sales of Common Stock known to management, which occurred during the immediately proceeding 3-month period, other than sales involving officers, directors or other affiliates of the Corporation. If the Board of Directors determines that such information is for any reason not a reliable determination of the Market value of the Corporation's Common Stock, the Board of Directors shall determine the Market value of the Common Stock as of the date immediately preceding the dividend payment date. In making the determination, the Board of Directors may consider the financial condition of the Corporation and its recent operating results, values of publicly traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the lack of liquidity of the Corporation's shares, and such other factors as the Board of Directors in its sole and absolute discretion deems relevant.

                If in the future, transactions of the Corporation's Common Stock become reported on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), the price of shares of Common Stock purchased from the Corporation for participants in the Plan with reinvested cash dividends will be ninety-five percent (95%) of the last reported sale price for the Corporation's Common Stock at the close of trading on the over-the-counter market as quoted by NASDAQ on the trading day immediately preceding the dividend payment date. If in the future the Corporation's Common Stock becomes quoted by NASDAQ in the bid and asked quotations but the volume of transactions is insufficient to be quoted by NASDAQ as a transaction reported, then the price of shares of Common Stock purchased from the Corporation for participants in the Plan with reinvested cash dividends will be ninety-five percent (95%) of the average of the high bid and low asked quotation for the Common Stock as reported by NASDAQ for the three trading days immediately preceding the dividend payment date.


         14.    How many shares will be purchased for participants?

                The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant's dividend and the purchase price of the shares of Common Stock. Each participant's account will be credited with that number of shares (including fractions computed to four decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four decimal places).

         15.    What kind of reports will be sent to participants in the Plan?

                Each participant in the Plan will receive quarterly statements of account. These statements are a participant's record of the costs of the participant's purchases and should be retained for income tax purposes. In addition, each participant will receive the most current Prospectus for the Plan and copies of the same communications sent to all other holders of shares of Common Stock, including the Corporation's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.


         16. Will participants receive dividends on shares held in their Plan accounts?

                Yes. Dividends on full shares, and any fraction of a share, credited to a participant's account will be reinvested in shares of Common Stock and credited to the participant's account.


         17. Will certificates be issued for shares of Common Stock purchased under the Plan?

                Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Agent (or its nominee), and certificates for such shares will not be issued to participants until requested. The total number of shares credited to an account under the Plan will be shown on each statement of account. This custodial service protects participants against the risk of loss, theft, or destruction of stock certificates.

                Certificates for any number of whole shares credited to an account under the Plan will be issued at any time upon the written request of a participant to the Agent. Any remaining full shares and fraction of a share will continue to be credited to the participant's account. Certificates for fractions of shares will not be issued under any circumstances.


         18.    In whose name will certificates be registered when issued?

                Accounts under the Plan will be maintained in the names in which certificates of the participants were registered at the time the participants entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued at the request of a participant (see Question 17).

         19. What happens when a participant sells or transfers all of the shares registered in the participant's name?

                If a participant disposes of all shares of Common Stock registered in the participant's name (those for which the participant holds certificates), the dividends on the shares credited to the participant's account under the Plan will continue to be reinvested until the participant notifies the Agent that the participant wishes to withdraw from the Plan.


         20.    May shares in a Plan account be pledged?

                No. A participant who wishes to pledge shares credited to the participant's Plan account must request that certificates for such shares be issued to the participant.


         21.    How does a participant withdraw from the Plan?

                A participant may withdraw from the Plan at any time by sending a written notice to the Agent that the participant wishes to withdraw. When a participant withdraws from the Plan, or upon termination of the Plan by the Corporation, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 22).

                Upon withdrawal from the Plan, the participant may, if the participant desires, also request that all of the shares, both whole and fractional, credited to the participant's account be sold by the Agent. If such sale is requested, the Agent will place a sale order, as promptly as possible after the processing of the request for withdrawal, for the account of the participant through an independent broker designated by the Agent. The participant will receive from the Agent a check for the proceeds of the sale less a service charge of $1, any brokerage commission and any transfer tax.


         22. What happens to a fraction of a share when a participant withdraws from the Plan?

                When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the fair market value of the Common Stock as determined in accordance with the Plan.

         23. What happens if the Corporation issues a stock dividend or declares a stock split?

                Any stock dividends or split shares distributed by the Corporation on shares registered in the name of or credited to the account of a participant under the Plan will be added to the participant's account and not mailed or delivered directly to the participant. The participant, however, may request the Corporation to issue certificates for such stock dividends or split shares once they are added to the participant's account (see Question 17).


         24. How will a participant's shares be voted at meetings of shareholders?

                For each meeting of shareholders, the participant will receive a proxy which will enable the participant to vote shares registered in the participant's name as well as whole shares credited to the participant's Plan account. If the proxy card is returned properly signed and marked for voting, all of such whole shares will be voted as marked. The total number of whole shares held may also be voted in person at a meeting.

                If no instructions are received on a properly signed returned proxy card with respect to any item thereon, all of a participant's whole shares--those registered in the participant's name and those credited to the participant's account under the Plan--will be voted in accordance with the recommendations of the Corporation's management, just as for nonparticipating shareholders who return proxies and do not provide instructions. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.


         25. What are the federal income tax consequences of participation in the Plan?

                In general, a participant will have the same federal income tax consequences with respect to dividends payable to the participant on shares credited to the participant's Plan account and on shares held by the participant directly as other holders of the Corporation's shares of Common Stock. In accordance with Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, a participant will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to the participant's shares even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of shares for the participant's account.

                If the shares of Common Stock are purchased by the Agent in the open market, the payment of brokerage commissions and services charges by the Corporation in connection with the purchase of shares in the open market will be treated as additional dividend income to the participants.

                The tax basis of shares acquired under the Plan will be the purchase price for the stock, plus, as to the shares acquired in the open market, any commissions, charges or mark-ups paid by the Corporation. For shares acquired by the Agent directly from the Corporation under the Plan, the holding period begins the day after the applicable dividend payment date. For shares acquired by the Agent in the open market under the Plan, the holding period begins on the purchase date.

                A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant's account under the Plan, either upon the participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives, upon withdrawal from or termination of the Plan, a cash payment for any full share then sold for the participant, or for a fractional share then held in the participant's account, will realize gain or loss measured by the difference between the amount of the cash which the participant receives and the price at which such full share or fractional share was credited to the participant's account. Such gain or loss will be capital in character if such full share or fractional share is a capital asset in the hands of the participant. For further information as to tax consequences of participation in the Plan, participants should consult with their own tax advisers.

                Information for income tax purposes for participants in the Plan will be printed on the participant's statement of account.


         26. What provision is made for foreign shareholders subject to income tax withholding?

                In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such shareholders, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.


         27. What is the responsibility of the Corporation and the Agent under the Plan?

                The Corporation and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

                PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.


         28.    May the Plan be changed or discontinued?

                The Corporation reserves the right to suspend, amend, modify, or terminate the Plan at any time. All participants will receive notice of any such suspension, amendment, modification, or termination. Any such modification or termination will not, of course, affect previously executed transactions.


         29.    Where should correspondence regarding the Plan be directed?

                All correspondence regarding the Plan should be addressed to:

                                 COMMERCIAL BANK
                              101 North Pine River
                             Ithaca, Michigan 48847
                                 (517) 875-4144

                Please mention the Commercial National Financial Corporation Dividend Reinvestment Plan on all correspondence.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The documents listed in (a) through (d) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference in this Prospectus.

                (a) The Corporation's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act which contains, either directly or by incorporation by reference, financial statements for the Corporation's latest fiscal year for which a Form 10-K was required to have been filed.

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

                (c) The description of the Corporation's Common Stock, registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form S-4 filed under the Securities Act of 1933, including any amendment or reports filed for the purpose of updating such description.

                (d) All information included in the future in appendixes to the Commercial National Financial Corporation Dividend Reinvestment Plan Prospectus.


                                 INDEMNIFICATION

                The Corporation's Articles of Incorporation and Bylaws and certain agreements with directors contain provisions regarding the indemnification by the Corporation of directors, officers and other persons under certain conditions.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.     Other Expenses of Issuance and Distribution

                  The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated to be:

             Registration Fee.....................................$  535.15
             Legal Fees and Expenses...............................2,000.00
             Accountant's Fees and Expenses........................1,000.00
             Printing Fees and Expenses..............................250.00
             Miscellaneous Expenses..................................100.00
                                                                     ------
                       TOTAL                                      $3,885.15
                                                                  =========


Item 15.     Indemnification of Directors and Officers

             Under Sections 561-567 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

             The Registrant is obligated under its Articles of Incorporation and Bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. The Registrant and its directors and officers in their capacities as such are insured against liability for wrongful acts.

Item 16.     Exhibits.

             The following exhibits have been filed as part of this registration statement:


             Exhibit Number                  Description
             --------------                  -----------
                  5                   Opinion of Counsel.
                 21                   Subsidiary of Registrant.
                 23(a)                Consent of Crowe Chizek.
                   (b)                Consent of Counsel (see Exhibit 5).
                 99(a)                Authorization Card.
                   (b)                Letter to Shareholders Concerning Plan.
                   (c)                Summary Brochure Describing Plan.
                   (d)                The Commercial National Financial
                                      Corporation Dividend Reinvestment Plan is set forth in full in the Prospectus.

Item 17.     Undertakings

             (a)    The Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant
             Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registrant Statement; and

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
             Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of Michigan, on the 24th day of June, 1999.

                                  COMMERCIAL NATIONAL FINANCIAL
                                  CORPORATION



                                  By: /s/ Jeffrey S. Barker
                                     ---------------------------------------
                                         Jeffrey S. Barker
                                  Its: President and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Date                                       Name and Title
      ----                                       --------------
                                        /s/ Jeffrey S. Barker
June 24, 1999                           ------------------------------------------------
                                        Jeffrey S. Barker
                                        President, Chief Executive Officer and
                                        Director (Principal executive officer)

                                        /s/ Patrick G. Duffy
June 24, 1999                           ------------------------------------------------
                                        Patrick G. Duffy
                                        Vice President, Chief Financial Officer and
                                        Director (Principal financial and accounting
                                        officer)

                                        /s/ Richard F. Abbott
June 24, 1999                           ------------------------------------------------
                                        Richard F. Abbott
                                        Director

                                        /s/ Jefferson P. Arnold
June 24, 1999                           ------------------------------------------------
                                        Jefferson P. Arnold
                                        Director

                                        /s/ Donald J. Dewey
June 24, 1999                           ------------------------------------------------
                                        Donald J. Dewey
                                        Director

                                        /s/ David A. Ferguson
June 24, 1999                           ------------------------------------------------
                                        David A. Ferguson
                                        Director

                                        /s/ Kenneth R. Luneack
June 24, 1999                           ------------------------------------------------
                                        Kenneth R. Luneack
                                        Director

                                        /s/ Kim C. Newson
June 24, 1999                           ------------------------------------------------
                                        Kim C. Newson
                                        Director

                                        /s/ Howard D. Poindexter
June 24, 1999                           ------------------------------------------------
                                        Howard D. Poindexter
                                        Director

                                        /s/ Scott E. Sheldon
June 24, 1999                           ------------------------------------------------
                                        Scott E. Sheldon
                                        Director

                                        /s/ Russell M. Simmet
June 24, 1999                           ------------------------------------------------
                                        Russell M. Simmet
                                        Director

                                    EXHIBITS


           Exhibit Number                          Description
           --------------                          -----------
                 5                     Opinion of Counsel.
                 21                    Subsidiary of Registrant.
                 23(a)                 Consent of Crowe Chizek.
                   (b)                 Consent of Counsel (see Exhibit 5).
                 99(a)                 Authorization Card.
                   (b)                 Letter to Shareholders Concerning Plan.
                   (c)                 Summary Brochure Describing Plan.
                   (d)                 The Commercial National Financial
                                       Corporation Dividend Reinvestment Plan is set forth in full in the Prospectus.